Exhibit 10.62

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made the 17th day of December 2010,

BETWEEN:

COREWORX INC.
(the “Corporation”)
OF THE FIRST PART

- and -

ACORN ENERGY, INC.
(the “Shareholder”)
OF THE SECOND PART

Whereas the Shareholder holds 94,898,142 common shares in the capital of the Corporation (the “Common Shares”);

And whereas the Shareholder wishes to exchange the Common Shares held by it for non-voting commmon shares (the “Non-Voting Shares”) in the capital of the Corporation (the “Share Exchange”);

And whereas the Share Exchange is beneficial to the Corporation;

And whereas the Corporation and the Shareholder acknowledge that subsection 51(1) of the Income Tax Act (Canada) (the “Tax Act”) shall apply to the exchange of shares described in this Agreement;

Now therefore this agreement witnesseth that for and in consideration of the mutual covenants and agreements herein contained and other lawful and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.                      Property to be Purchased and Sold Pursuant to the Share Exchange.  Subject to the terms and conditions hereof, the Shareholder hereby sells, assigns and transfers its Common Shares to the Corporation.

2.                      Purchase Price.  The purchase price payable to the Shareholder for the Common Shares (the “Purchase Price”) shall be the fair market value of the Common Shares as at the date hereof, and the parties hereto have agreed and determined that the total fair market value of the Shareholder’s Common Shares as at the date hereof is the total fair market value of $34,103,513.50.

3.                      Payment of Purchase Price.  The Purchase Price shall be paid and satisfied by the Corporation by the allotment and issuance to the Shareholder of 3,625,209 Non-Voting Shares.

4.                      Adjustment of Purchase Price.  If, notwithstanding the manner in which the Corporation and the Shareholder have determined the Purchase Price:

(a)
there shall be issued to the Corporation or to the Shareholder a notice of assessment or reassessment pursuant to any taxing statute, which assessment or reassessment is based upon an assumption of fact or a finding by any taxing authority that the fair market value of the Common Shares is different from that determined in accordance with the provisions of this agreement; or

(b)	any taxing authority notifies the Corporation or the Shareholder that it intends to issue such notice of assessment or reassessment then, subject to the rights of the Corporation and the Shareholder, if any, to object to or appeal such assessment to any authority, board or court of competent jurisdiction, the fair market value of the Common Shares as at the date hereof shall, for the purposes of this Agreement, be deemed to be and to have always been the value of the Common Shares as finally agreed to between the Shareholder and the taxing authority.  Such value shall be substituted for the fair market value determined under paragraph 2 hereof and the Purchase Price shall be adjusted accordingly.

6.                      Representations and Warranties of the Shareholder.  The Shareholder represents, warrants and covenants with the Corporation that it is the sole beneficial owner of the Common Shares and has the exclusive right to dispose of the said Common Shares free and clear of any claims or liens.

7.                      Representations and Warranties of the Corporation.  The Corporation hereby represents, warrants and covenants with the Shareholder that:

(a)	the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario;

(b)	the Corporation has all necessary corporate power, authority and capacity to acquire the Common Shares, to issue the Non-Voting Shares and to otherwise perform its obligations hereunder;

(c)
all necessary corporate action has been taken by it or on its part to authorize its execution and delivery of this agreement and the instruments required by this agreement to be delivered by it and the performance of its obligations hereunder and thereunder;

(d)
the issuance, allotment and delivery to the Shareholder of the 3,625,209 Non-Voting Shares in payment of the Purchase Price payable to the Shareholder complies with all requirements of any laws applicable and does not conflict with any provision of the articles of incorporation, as amended, or the by-laws of the Corporation, or conflict with, or create an event of default under any indenture, agreement or other instrument to which the Corporation is a party;

(e)
this agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to the usual qualification as to enforceability being limited by bankruptcy and other laws effecting the enforcement of creditors rights generally, equitable remedies being discretionary remedies and rights to indemnification and contribution being limited by applicable laws; and

(f)	the Common Shares are not “taxable Canadian property” for the purposes of the Tax Act.

8.                     Survival of Representations and Warranties.  Each of the aforementioned representations and warranties of the Shareholder and of the Corporation shall survive the completion of the purchase and sale of the Common Shares for a period of two years.

9.                     Adjustment of Stated Capital.  The Corporation and the Shareholder agree that, in accordance with the provisions of subsection 24(3) of the Business Corporations Act (Ontario), an amount equal to the “paid-up capital” (as defined in the Tax Act) of the Common Shares will be added to the stated capital account maintained for the Non-Voting Shares.

10.                    Further Assurances.  The parties hereto agree to execute such further and other assurances and documents and to do all such things and actions, which shall be necessary or proper for the carrying out of the purpose and intent of this Agreement.

11.                   General.

(a)	Any headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

(b)
This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (without regard to principles of conflicts of law which could impose the law of another jurisdiction) and the courts of such Province shall have the non-exclusive jurisdiction to entertain any action arising in connection with this Agreement.

(c)	Time shall in all respects be of the essence of this agreement.

(d)	All dollar amounts expressed herein refer to the currency of Canada, unless otherwise indicated.

(e)
The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this agreement or as either of the parties may reasonably request in order to carry out the transactions contemplated herein.

(f)
This agreement sets forth the entire agreement between the parties hereto pertaining to the specific subject matter hereof and replaces and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter hereof except as specifically set forth herein.  No supplement, modification, waiver or termination of this agreement shall be binding unless executed in writing by the parties to be bound thereby.

(g)
In case any one or more of the provisions contained in this agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this agreement shall not in any way be affected or impaired thereby, and any such invalid, illegal or unenforceable provision shall be deemed to be severable, and the remainder of the provisions of this agreement shall nevertheless remain in full force and effect.

(h)
This agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

(i)
This agreement shall be binding upon and enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.  This agreement may not be assigned without the prior written consent of the parties, which consent may be unreasonably withheld.

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In witness whereof the parties hereto have executed this Agreement as of the date first above written.

COREWORX INC.

Per:
Authorized Signatory

ACORN ENERGY, INC.

Per:
Authorized Signatory